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[KPMG LOGO]
               KPMG Audit Plc
               PO Box 488            Tel: +44 (0) 171 311 1000
               1 Puddle Dock         Fax: +44 (0) 171 311 2935
               London EC4V 3PD       Telex 8811541 KPMGLO G
               United Kingdom        DX 38050 Blackfriars


The Board of Directors
Federal-Mogul Corporation
26555 Northwestern Highway
Southfield, Michigan 48034
United States of America

22 April 1999



Dear Sirs

S-3 registration statement

We consent to the incorporation by reference in Amendment no. 1 to the Registration Statement (Form S-3) and related prospectus for the registration of debt securities, common stock and preferred stock of Federal-Mogul Corporation, of our report dated 17 February 1998 in respect of the consolidated balance sheets of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and consolidated cash flow statements for each of the years in the three year period ended 31 December 1997 which appears in the Form 8-K/A of Federal Mogul Corporation dated 7 April 1998 and to the references to our firm under the heading "Experts" in Amendment no. 1 to the Registration Statement (Form S-3) and related prospectus.

Yours faithfully


/s/ KPMG Audit Plc
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KPMG Audit Plc